Exhibit 23.1
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          [Letterhead of Stan J.H. Lee, Certified Public Accountant]

To the Board of Directors and Management of
Welund Fund, Inc.
244 Fifth Avenue, #W219
New York, NY 10001-7604

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

I  hereby consent to the use in the Form 10-SB Registration  Statement,  of  my
independent  auditor's  report and financial statements of Welund Fund, Inc. as of December 31, 2002 and for the period  beginning July 16, 2002 (inception) to
December 31, 2002, which appears in such Form 10-SB.

/S/ Stan J.H. Lee, CPA /S/
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Stan J.H. Lee, CPA
Fort Lee, New Jersey
January 2, 2003